UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

Alfacell Corporation
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873
(Address of principal executive offices, with zip code)

(732) 652-4525
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 8, 2010, Alfacell Corporation (the “Company”) received net proceeds of $646,649 from the sale of its net operating losses to the State of New Jersey.  The Company participates in the State of New Jersey’s Technology Business Tax Certificate Transfer Program (the “Program”) administered by the New Jersey Economic Development Authority.  The Program allows qualified technology and biotechnology businesses located in New Jersey to sell unused amounts of net operating loss carryforwards and defined research and development tax credits for cash.

The proceeds from this sale, together with the proceeds received by the Company in a private financing completed in October 2009, will enable the Company to continue operations and further its research and development programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: February 10, 2010	By:	/s/ Chares Muniz
Charles Muniz
President, Chief Executive Officer and
Chief Financial Officer